EXHIBIT 5(a)




                             Letterhead of DPL INC.


                                                                December 4, 2001


DPL Inc.
Courthouse Plaza Southwest
Dayton, Ohio 45402


Ladies and Gentlemen:

         Reference is hereby made to (i) the proposed issuance by DPL Capital Trust II (the "Trust") of up to and including $300 million aggregate liquidation amount of its 8 1/8% Capital Securities in exchange for up to and including $300 million aggregate Liquidation Amount of its outstanding 8 1/8% Capital Securities; (ii) the proposed issuance by the DPL Inc. (the "Company") to the Trust of $309.3 million in an aggregate principal amount of the Company's 8 1/8% Junior Subordinated Debentures due September 1, 2031 (the "Exchange Junior Subordinated Debentures") in exchange for a comparable aggregate principal amount of the Company's outstanding 8 1/8% Junior Subordinated Debentures due September 1, 2031; and (iii) the proposed execution and delivery of a Capital Securities Guarantee by the Company (the "Exchange Guarantee") in connection with the Exchange Capital Securities, each as more fully described in the joint Registration Statement of the Company and the Trust on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which is being filed on or about the date hereof.

         Subject to the qualifications hereinafter expressed, I am of the opinion that (i) the Exchange Junior Subordinated Debentures, when issued and delivered as contemplated in the Registration Statement, will be legally issued and will be binding obligations of the Company and (ii) the Exchange Guarantee, when delivered as contemplated in the Registration Statement, will be a binding obligation of the Company.

         I am a member of the Ohio Bar and do not hold myself out as expert on the laws of the state of New York. Accordingly, in rendering this opinion, I have relied, with your consent, as to all matters governed by the laws of New York, upon an opinion of even date herewith addressed to you by Thelen, Reid & Priest LLP of New York, New York, which is being filed as an exhibit to the Registration Statement.

         I hereby consent to the use of my name is such Registration Statement and to the use of this opinion as an exhibit thereto.



                                             Very truly yours,



                                             /s/ Stephen F. Koziar, Jr.
                                             --------------------------
                                             Stephen F. Koziar, Jr.
                                             Group Vice President and General
                                             Counsel






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